UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 9, 2016

Unisys Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8729	30-0387840
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Lakeview Drive, Suite 100 Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

(215) 986-4011

Registrant’s telephone number, including area code

[N/A]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 15, 2016, Unisys Corporation (“Unisys”) completed a private unregistered offering of $190 million aggregate principal amount of its 5.50% Convertible Senior Notes due 2021 (the “notes”).

Unisys intends to use the net proceeds of the offering (i) for general corporate purposes, which may include funding cost reduction and savings initiatives, obligations under Unisys’ defined benefit pension plans, investments in next generation services and technologies and repaying existing debt and (ii) to pay the cost of the capped call transactions described below.

Indenture

On March 15, 2016, Unisys entered into an Indenture (the “Indenture”), dated as of March 15, 2016, between Unisys and Wells Fargo Bank, National Association (“Wells Fargo”), as trustee, relating to the issuance of the notes.

The notes will bear interest at a rate of 5.50% per year, payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2016. The notes will mature on March 1, 2021, unless earlier purchased or converted.

Subject to the terms of the Indenture, the notes may be converted at an initial conversion rate of 102.4249 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $9.76 per share of common stock) (the “initial conversion rate”), at any time on or after December 1, 2020 until the second business day prior to the maturity date. Holders of the notes will also have the right to convert the notes at the initial conversion rate prior to December 1, 2020, but only upon the occurrence of specified events described in the Indenture. The conversion rate is subject to anti-dilution adjustments if certain events occur.

If the effective date of certain “make-whole fundamental changes” described in the Indenture occur prior to the maturity date of the notes, and a holder elects to convert its notes in connection with such make-whole fundamental change, Unisys will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock. The additional shares to be issued are based on a table included in the Indenture.

If a specified “fundamental change” occurs prior to the maturity date of the notes, under certain circumstances each holder may require Unisys to repurchase all or part of their notes at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the repurchase date.

Under the Indenture, the notes can be accelerated upon the occurrence of certain customary events of default. In the case of an event of default with respect to the notes arising from specified events of bankruptcy or insolvency, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. If any other event of default with respect to the notes under the Indenture occurs or is continuing, the trustee or holders of at least 25% in aggregate principal amount of the then outstanding notes may declare the principal amount of the notes to be immediately due and payable.

In certain circumstances, if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the notes (including any notes issued pursuant to the initial purchasers’ option to purchase additional notes), Unisys fails to timely file certain documents or reports that it is required to file under the Securities Exchange Act of 1934, as amended, or the notes are not otherwise freely tradable by holders other than Unisys’ affiliates, additional interest will accrue on the notes from, and including, the later of (i) the date that is six months after the original issuance date of the notes and (including any notes issued pursuant to the initial purchasers’ option to purchase additional notes) (ii) the first date on which such failure to file occurs, until the earlier of (i) the one-year anniversary of the last date of original issuance of the notes (including any notes issued pursuant to the initial purchasers’ option to purchase additional notes) and (ii) the date on which such failure to file has been cured (if applicable). Such additional interest will accrue on the notes at the rate of 0.50% per annum of the principal amount of notes outstanding for each day during such period.

Further, if, and for so long as, the restrictive legend on the notes has not been removed (or deemed removed), the notes are assigned a restricted CUSIP or the notes are not otherwise freely tradable by holders other than Unisys’ affiliates without restrictions pursuant to U.S. securities laws or the terms of the indenture or the notes as of the 380th day after the last date of original issuance of the notes (including any notes issued pursuant to the initial purchasers’ option to purchase additional notes), Unisys will pay additional interest on the notes at a rate equal to 0.50% per annum of the principal amount of notes outstanding until the restrictive legend has been removed from the notes, the notes are assigned an unrestricted CUSIP and the notes are freely tradable as described above by holders other than Unisys’ affiliates.

Wells Fargo is the agent for, and a lender under, Unisys’ existing revolving credit facility and the trustee for Unisys’ 6.25% senior notes due 2017. In addition, Wells Fargo is the counterparty under one of the capped call transactions described below, and may provide banking, investment and other services to Unisys and its affiliates from time to time.

The description of the Indenture is a summary and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

Capped Call Transactions

On March 9, 2016, in connection with the pricing of the notes, Unisys entered into privately negotiated capped call transactions with (i) JP Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch, (i) Bank of America, N.A. and (iii) Wells Fargo (the “hedge counterparties”). The capped call transactions, in the aggregate, cover, subject to customary anti-dilution adjustments, the same number of shares of Unisys common stock that will initially underlie the notes.

The capped call transactions are expected generally to reduce the potential dilution to Unisys’ common stock and/or offset potential cash payments Unisys is required to make in excess of the principal amount upon conversion of the notes in the event that the market price per share of Unisys common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes and is subject to customary anti-dilution adjustments, but not greater than the cap price of the capped call transactions, which will initially be $12.7520 and is subject to customary antidilution adjustments.

Unisys will not be required to make any cash payments to the hedge counterparties upon the exercise of the options that are a part of the capped call transactions, but will be entitled to receive from them a number of shares of Unisys common stock and/or an amount of cash generally based on the amount by which the market price per share of Unisys common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions during the relevant observation period under the capped call transactions. If, however, the market price per share of Unisys’ common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution with respect to Unisys common stock and/or there would not be an offset of such potential cash payments, in each case, upon conversion of the notes to the extent that such market price exceeds the cap price of the capped call transactions.

The capped call transactions are separate transactions entered into by Unisys with the hedge counterparties, are not part of the terms of the notes and will not change holders’ rights under the notes or the trustee’s rights or duties under the Indenture. Holders of notes will not have any rights with respect to the capped call transactions.

The description of the capped call transactions is a summary and is qualified in its entirety by reference to the complete text of each of the capped call transactions, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indenture” is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indenture” is incorporated herein by reference.

On March 15, 2016, Unisys issued $190 million aggregate principal amount of notes to the initial purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Unisys offered and sold the notes to the initial purchasers of the notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for resale by such initial purchasers solely to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The notes and shares of Unisys common stock, if any, issuable upon conversion thereof have not been registered under the Securities Act.

Item 7.01.	Regulation FD Disclosure.

On March 15, 2016, Unisys issued a news release announcing the closing of its offering of $190 million aggregate principal amount of notes in a private placement. A copy of the news release is attached hereto as Exhibit 99.1 to this Current Report.

The information in the news release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Indenture, dated March 15, 2016, by and between Unisys Corporation and Wells Fargo Bank, National Association, as trustee.

10.1	Base Call Option Transaction Confirmation, dated as of March 9, 2016, between Unisys Corporation and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch.

10.2	Base Call Option Transaction Confirmation, dated as of March 9, 2016, between Unisys Corporation and Bank of America, N.A.

10.3	Base Call Option Transaction Confirmation, dated as of March 9, 2016, between Unisys Corporation and Wells Fargo Bank, National Association.

99.1	News Release, dated March 15, 2016, of Unisys Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

By	/s/ Janet B. Haugen
Janet B. Haugen
Senior Vice President and Chief Financial Officer

Date: March 15, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated March 15, 2016, by and between Unisys Corporation and Wells Fargo Bank, National Association, as trustee.

10.1	Base Call Option Transaction Confirmation, dated as of March 9, 2016, between Unisys Corporation and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association, London Branch.

10.2	Base Call Option Transaction Confirmation, dated as of March 9, 2016, between Unisys Corporation and Bank of America, N.A.

10.3	Base Call Option Transaction Confirmation, dated as of March 9, 2016, between Unisys Corporation and Wells Fargo Bank, National Association.

99.1	News Release, dated March 15, 2016, of Unisys Corporation.